EXHIBIT 4.94
                                                                    ------------






                                 AMENDMENT NO. 6

                                       TO

                               LIQUIDITY AGREEMENT

                          dated as of February 24, 2003

                                      among

                          DOLLAR THRIFTY FUNDING CORP.,
                             an Oklahoma corporation

                         CERTAIN FINANCIAL INSTITUTIONS,
                            as the Liquidity Lenders

                                       and

                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                             as Liquidity Agent and
                   as Series 1998-1 Letter of Credit Provider

                                 AMENDMENT NO. 6
                             TO LIQUIDITY AGREEMENT
                             ----------------------


     This Amendment No. 6 to Liquidity Agreement dated as of February 24, 2003 ("Amendment"), among Dollar Thrifty Funding Corp., an Oklahoma corporation ("DTFC"), the undersigned financial institutions (the "Liquidity Lenders"), Credit Suisse First Boston, New York Branch, a Swiss banking corporation, as Liquidity Agent and as Series 1998-1 Letter of Credit Provider ("CSFB") (DTFC, the Liquidity Lenders and CSFB are collectively referred to herein as the "Parties"), JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent.

                                    RECITALS:
                                    --------

     A. The Parties are parties to that certain Liquidity Agreement dated as of March 4, 1998, among DTFC, the Liquidity Lenders, the Liquidity Agent and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), not as a party but as Syndication Agent, and Deutsche Bank AG, New York Branch, not as a party but as Documentation Agent, as subsequently amended by (i) Amendment No. 1 to Liquidity Agreement dated as of March 4, 1999, (ii) Amendment No. 2 to Liquidity Agreement dated as of October 20, 1999, (iii) Amendment No. 3 to Liquidity Agreement dated as of February 18, 2000, (iv) Amendment No. 4 to Liquidity Agreement dated as of February 28, 2001, and (v) Amendment No. 5 to Liquidity Agreement dated as of February 26, 2002 (as amended to the date hereof, the "Liquidity Agreement"); and

     B. Contemporaneously herewith, the Parties are entering into that certain Extension Agreement whereby the Scheduled Liquidity Commitment Termination Date is being extended on February 24, 2003 until February 20, 2004; and

     C. As a result of such extension, the Parties wish to amend the Liquidity Agreement as provided herein.

     NOW THEREFORE, the Parties hereto agree as follows:

     1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Liquidity Agreement.

     2.   Amendments. The Liquidity Agreement is hereby amended as follows:

          (a)  By  deleting  Section   4.5(a)  thereof  in   its  entirety   and
replacing it with the following:

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


               "SECTION 4.5 Fees. (a) Commitment Fee. DTFC agrees to pay to the Liquidity Agent for the account of each Liquidity Lender an ongoing commitment fee (the "Commitment Fee") equal to 0.25% per annum of the average daily unused portion of each such Liquidity Lender's Liquidity Commitment, such fee to accrue from February 24, 2003 (the "Closing Date") until the Liquidity Commitment Termination Date. The Commitment Fee shall be computed based on the actual number of days elapsed and a 360 day year. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter occurring after the Closing Date and on the Liquidity Commitment Termination Date."

          (b)  By  deleting  the   definition  of   "Eurodollar   Rate  (Reserve
Adjusted)" appearing in Annex A to the Liquidity Agreement in its entirety and replacing it with the following:

               "Eurodollar Rate (Reserve Adjusted)" means, for any Fixed Period, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

          Eurodollar Rate    =               Eurodollar Rate            + 1.25%"
                                  ------------------------------------
          (Reserve Adjusted)      1.00 - Eurodollar Reserve Percentage

          (c) By deleting the definition of "Fee Letter" appearing in Annex A to the Liquidity Agreement in its entirety and replacing it with the following:

               "Fee Letter" means that certain fee letter dated February 24, 2003 among DTFC, Credit Suisse First Boston, New York Branch, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as the same may be amended, restated, replaced or otherwise modified from time to time."

          (d)  By adding the following as a new Section 8.3:

               "SECTION 8.3 Financed Vehicles. DTFC covenants and agrees with the Liquidity Agent and each Liquidity Lender that, until all Liquidity Commitments have terminated and all Obligations have been paid or performed in full, unless all of the Liquidity Lenders shall otherwise consent in writing, DTFC shall not consent to the leasing of Financed Vehicles by RCFC under the Financing Lease."


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

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Liquidity Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Liquidity Agreement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Liquidity Agreement specifically referred to herein and any references in the Liquidity Agreement to the provisions of the Liquidity Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4. Applicable Provision. Pursuant to Section 11.1 of the Liquidity Agreement, the Liquidity Agreement may be amended by DTFC, CSFB, as the Series 1998-1 Letter of Credit Provider, and the Majority Banks.

     5. Continuing Accuracy of Representations and Warranties. The representations and warranties of DTFC in each of the CP Program Documents to which DTFC is a party are true and correct (in all material respects to the extent such representations and warranties do not incorporate a materiality limitation in their terms) on the date of this Amendment as though made on and as of the date of this Amendment.

     6. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     7. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.


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

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                        DTFC:
                                        ----

                                        DOLLAR THRIFTY FUNDING CORP.,
                                        an Oklahoma corporation

                                        By: ____________________________________
                                             Pamela S. Peck
                                             Vice President and Treasurer

                                        LIQUIDITY AGENT:
                                        ---------------

                                        CREDIT SUISSE FIRST BOSTON, NEW YORK
                                        BRANCH, a Swiss banking corporation

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                        SERIES 1998-1 LETTER OF CREDIT PROVIDER:
                                        ---------------------------------------

                                        CREDIT SUISSE FIRST BOSTON, NEW YORK
                                        BRANCH, a Swiss banking corporation

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$70,000,000                             CREDIT SUISSE FIRST BOSTON, NEW YORK
                                        BRANCH, a Swiss banking corporation


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$70,000,000                             JPMORGAN CHASE BANK


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$35,000,000                             THE BANK OF NOVA SCOTIA


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$50,000,000                             ABN AMRO BANK N.V.


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$25,000,000                             CREDIT INDUSTRIEL ET COMMERCIAL


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$50,000,000                             BNP PARIBAS


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$50,000,000                             BANK OF MONTREAL


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$25,000,000                             COMERICA BANK


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$60,000,000                             DEUTSCHE BANK AG, NEW YORK BRANCH


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$25,000,000                             LANDESBANK HESSEN-THURINGEN GIROZENTRALE


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________

LIQUIDITY COMMITMENT:                   LIQUIDITY LENDER:
--------------------                    ----------------


$25,000,000                             KEYBANK NATIONAL ASSOCIATION


                                        By: ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________



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